Exhibit 5.3

Opinion of Cadwalader, Wickersham & Taft LLP

[LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]

February 4, 2022

c/o General Counsel’s Office

P.O. Box 1

Toronto-Dominion Centre

Toronto, Ontario M5K 1A2

Canada

Ladies and Gentlemen:

The Toronto-Dominion Bank (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form F-3 (the “Registration Statement”) to which this Opinion is being filed as an Exhibit for the purpose of registering under the Securities Act of 1933, as amended, among other securities, the Company’s Senior Debt Securities (the “Debt Securities”) and warrants (the “Warrants” and together with the Debt Securities, the “Securities”) to be issued from time to time, with respect to the Debt Securities, pursuant to an indenture, dated as of June 30, 2006, as amended and supplemented from time to time (as supplemented through the date hereof, the “Indenture”) between the Company and The Bank of New York Mellon as trustee (in such capacity, the “Trustee”), and with respect to the Warrants, pursuant to a warrant agreement, dated as of June 17, 2020, as amended and supplemented from time to time (as supplemented through the date hereof, the “Warrant Agreement”), between the Company and The Bank of New York Mellon as warrant agent (in such capacity, the “Warrant Agent”).

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of such documents, certificates, corporate and public records, agreements and instruments and other documents as we have deemed appropriate as a basis for the opinions expressed below.

We have assumed that (a) duly authorized officers of the Company will determine the terms of the Securities and duly authorize the issuance and sale of the Securities and such authorization will not be modified or rescinded, (b) the effectiveness of the Registration Statement will not be terminated or rescinded, (c) all natural persons will have legal capacity and all documents, agreements and instruments will be duly authorized, executed and delivered (and authenticated or countersigned, as applicable) by all parties thereto and that each such person’s signature is genuine, (d) all such parties will be validly existing and in good standing under the laws of their respective jurisdictions of organization, (e) all such parties will have the power and legal right to execute and deliver all such documents, agreements and instruments, and (f) (except to the extent expressly opined on herein) that such documents, agreements and instruments will be legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms. We have also assumed that none of the terms of the Securities to be established or determined subsequent to the date hereof, nor the issuance or delivery of the Securities will violate any applicable law or public policy (without limitation, applicable usury laws) or will result in the violation of any provision of any instrument then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

1. When the specific terms of an issuance of Debt Securities have been duly determined in accordance with the Indenture and the Debt Securities have been duly executed, authenticated and delivered by the Trustee in the manner contemplated in the Indenture and the applicable underwriting or other distribution agreement against payment therefor, the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the effect of laws that may limit the waiver of rights or benefits under or defenses with respect to applicable usury laws.

2. When the specific terms of an issuance of Warrants have been duly determined in accordance with the Warrant Agreement and the Warrants have been countersigned and delivered by the Warrant Agent in the manner contemplated in the Warrant Agreement and the applicable underwriting or other distribution agreement against payment therefor, the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and subject to the effect of laws that may limit the waiver of rights or benefits under or defenses with respect to applicable usury laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement as it relates to the Securities. In addition, if a prospectus supplement, pricing supplement, final terms supplement or any other such document evidencing the final terms of an issuance of Securities (in any case, a “final terms supplement”) relating to the offer and sale of any issuance of Securities is prepared and filed by the Company with the Commission on a future date and the final terms supplement contains our opinion and a reference to us substantially in the form set forth below, this consent shall apply to the reference to our opinion and us in substantially such form:

With respect to the Debt Securities:

“In the opinion of Cadwalader, Wickersham & Taft LLP, as special products counsel to [the issuer], when the [Notes] offered by this [pricing supplement] have been executed and issued by [the issuer] and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the [Notes] will be valid and binding obligations of [the issuer], enforceable against [the issuer] in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for [the issuer], in its opinion expressed [below][above]. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the [Notes], authentication of the [Notes] and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated February 4, 2022 filed as Exhibit 5.3 to the Registration Statement on Form F-3 on February 4, 2022.”

With respect to the Warrants:

“In the opinion of Cadwalader, Wickersham & Taft LLP, as counsel to [the issuer], when the [Warrants] offered by this [pricing supplement] have been executed and issued by [the issuer] and countersigned by the warrant agent pursuant to the warrant agreement and delivered, paid for and sold as contemplated herein, the [Warrants] will be valid and binding obligations of [the issuer], enforceable against [the issuer] in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for [the issuer], in its opinion expressed [below][above]. In addition, this opinion is subject to customary assumptions about the warrant agent’s authorization, execution and delivery of the warrant agreement and, with respect to the [Warrants], countersignature of the [Warrants] and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated February 4, 2022 filed as Exhibit 5.3 to the Registration Statement on Form F-3 on February 4, 2022.”

This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP

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